UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2022 (March 15, 2022)

WAVE SYNC CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 1001, New York, NY 10036
(Address of principal executive offices)

Registrant’s telephone number, including area code: (852) 98047102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2022, Time Capital Management Inc., a New York corporation (“Time Capital”) and a wholly owned subsidiary of Wave Sync Corp. (the “Company”), entered into a business consulting agreement (the “Agreement”) with Pengfei Xie, Zaixian Wang and Bingjiang Wang (collectively, the “Clients”), pursuant to which Time Capital, as a business consultant, shall provide investment and financial advice in relation to Clients’ funds of a total of one million dollars ($1,000,000.00) (the “Funds”) together with the income attributable to such Funds (the “Account”) for a period of one year from the date of the Agreement to March 15, 2023. Subject to the terms and conditions of the Agreement, Time Capital shall be entitled to a performance-based profit allocation of 8% of the Account’s net profits (the “Consulting Fees”) payable quarterly to Time Capital for the services it provides.

Before their entry into the Agreement, no material relationship existed between the Company or Time Capital on one hand and the Clients on the other hand, except that 1) Zaixian Wang is a shareholder of the Company and 2) Zaixian Wang is the father of Warren Wang who in-turn is the control person of PX SPAC Capital Inc., one of the principal shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 21, 2022	WAVE SYNC CORP.

	By:	/s/ Jiang Hui
	Name:	Jiang Hui
	Title:	Chief Executive Officer

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